UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  December 14, 2004

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

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Item  2.02  Results  of  Operations  and  Financial  Condition

On December 14, 2004, Pegasus Solutions, Inc. issued a press release providing its financial outlook for 2005 as well as updating its financial outlook for the fourth quarter and year ended December 31, 2004. Attached to this current report on Form 8-K is a copy of the related press release dated December 14, 2004.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.


Exhibit  Number                                   Description
---------------                                   -----------
     99.1                            Press  release  issued  December  14,  2004

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


December  14,  2004                                         /s/  SUSAN  K.  COLE
                                                           ---------------------
                                                       Chief  Financial  Officer

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                                  EXHIBIT INDEX

Exhibit  Number                                   Description
---------------                                   -----------
     99.1                            Press  release  issued  December  14,  2004

             Exhibit 99.1     Press release issued December 14, 2004


                                        Contacts:
                                               Pegasus  Solutions
                                               Marcie  Hyder  214-234-4120
                                               Press:  Cindy  Foor  214-234-4129


              PEGASUS SOLUTIONS PROVIDES FINANCIAL OUTLOOK FOR 2005
                 COMPANY TIGHTENS FOURTH QUARTER 2004 ESTIMATES

2005  Guidance  -  Q1  and  Full  Year
--------------------------------------
- Estimated revenues - Q1 2005 $45 million to $47 million; FY 2005 $199 million to $207 million

-    Estimated  diluted  EPS  (GAAP)  - Q1 2005 $0.01 to $0.03; FY 2005 $0.27 to
     $0.37

-    Estimated  diluted  EPS  (Cash)  - Q1 2005 $0.06 to $0.08; FY 2005 $0.55 to
     $0.65

2004  Guidance  -  Q4  and  Full  Year
--------------------------------------
- Estimated revenues - Q4 2004 $45 million to $46 million; FY 2004 $190 to $192 million

-    Estimated  diluted  EPS  (GAAP)  - Q4 2004 $0.09 to $0.10; FY 2004 $0.35 to
     $0.36

-    Estimated  diluted  EPS  (Cash)  - Q4 2004 $0.13 to $0.14; FY 2004 $0.50 to
     $0.51

DALLAS, DECEMBER 14, 2004 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a global leader in providing technology and services to hotels and travel distributors, today provided its financial outlook for 2005 and tightened its estimates for the fourth quarter 2004.

"During 2004 we have accomplished what we set out to do - focus and deliver," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. Davis continued: "We have made significant progress on the product development priorities we set for this year, and we have met or exceeded our revenue and EPS estimates each quarter this year. I look forward to carrying this momentum into 2005."

Regarding the company's 2005 outlook and based on mid-point estimates, Susan K. Cole, executive vice president and chief financial officer said: "We expect revenue to grow 6 to 7 percent through a combination of organic revenue growth, new sales of current services, and approximately $9 million of new revenue related to new products and enhancements to existing products that were a direct result of 2004 initiatives." Cole continued: "With our product development, customer satisfaction efforts and a continued cost focus, we expect a healthy growth of almost 20 percent in year-over-year Cash EPS."

Davis added: "I believe the process improvements we have made in the product management and IT functions have not only helped us to improve customer satisfaction but also will play a vital role in achieving our 2005 goals and in driving long-term growth and increasing shareholder value."

2005 GROWTH  STRATEGIES
----------------------
- During the second half of 2004, Pegasus launched PegsTourTM - an innovative service designed to automate hotel bookings for wholesale and tour operators. Several major hotel chains and tour operators have signed up, and the company expects PegsTour to create new distribution services revenues during 2005.

- Pegasus plans to introduce consumer Web sites to uniquely position independent hotels and small hotel groups. These Web sites will offer a large selection of European hotels. The company expects this innovative product to generate new revenues for its representation and reservation service lines beginning in the second half of 2005.

- The company also plans to continue to pursue opportunities for geographic expansion, particularly in Asia and Latin America. Pegasus recently introduced a new business partner program to help expedite penetration in emerging markets. The company expects the business partner programs to generate revenue growth opportunities across all service lines. The company also recently closed a landmark electronic distribution agreement with Ctrip.com, a leading consolidator of hotel accommodations in the Chinese travel industry, which should further expedite its expansion into the Asian market.

- Completing the further enhancement and development work of PegasusCentralTM during the first quarter of 2005 will allow the company to begin installing the product throughout 2005 in Holiday Inn Express properties, an InterContinental Hotels Group brand.

FY  2005  ORGANIC  REVENUE  OUTLOOK
-----------------------------------
Some of the assumptions Pegasus used for its 2005 organic revenue estimates include the following and are based on estimated 2004 results:

-     Representation  services:
     - Utell by PegasusTM - Although Pegasus estimates 400 additions to the Utell portfolio in 2005, the number of hotels in the Utell portfolio will be flat with 2004.
     - Unirez by PegasusTM - Pegasus anticipates the number of hotels in the Unirez portfolio to grow approximately 15 percent.
     - The company has assumed average daily room rates (ADR) will grow slightly at 1 percent to 2 percent.

- Reservation services - Central reservation system (CRS) transactions are estimated to grow in the mid single digit range.

- Financial services - Pegasus expects both transaction volume and ADR to grow between 1 percent and 2 percent.

- Distribution services - Pegasus estimates GDS transactions to grow in the low double digit range and Internet transactions to grow in the mid single digit range (excluding merchant transactions.)

- Property services - Late in the first quarter, the company expects to resume billing existing InterContinental Hotel Group properties using PegasusCentralTM. The company expects to generate $3 million in revenue associated with existing property services customers.

FY  2005  OPERATING  EXPENSES  AND  OTHER
-----------------------------------------
- 2005 operating expenses (excluding depreciation and amortization) are expected to increase 5 percent to 7 percent compared to 2004 due to the continued focus on new business development, customer satisfaction and employee-related expenses including higher insurance costs.

- The EBITDA margin for 2005 is estimated to range from 20 percent to 21 percent.

- Depreciation expense in 2005 is expected to be approximately $3 million higher than 2004 due to new product launches in 2005.

- The company will reduce its effective tax rate from 38 percent to approximately 36 percent.

- Pegasus estimated capital spending to be approximately $20 million, with the majority related to projects mentioned earlier in this press release as well as other revenue generating projects. Other capital spending is related to enterprise and cross product projects expected to reduce costs, improve customer satisfaction and provide decision support tools.

- Free cash flow for 2005 is estimated to range from $16 million to $20 million.

2005  EPS  FACTORS
------------------
- GAAP EPS includes an estimate of approximately $0.10 of non-cash stock option expense associated with a new accounting pronouncement expected to take effect in the third quarter of 2005. This expense has been excluded from Cash EPS estimates.

- The company does not anticipate any dilutive impact to full year 2005 GAAP or Cash EPS as a result of accounting changes applicable to its convertible debt.

2004  UPDATE
------------
Based on preliminary results for the first two months of the fourth quarter, the company has tightened its fourth quarter and full year 2004 estimates and expects to achieve the mid to high end of the most recent earnings per share guidance.

RECONCILIATION  OF  NON-GAAP  FINANCIAL  MEASURES
-------------------------------------------------
Reconciling items between GAAP net income and cash earnings primarily consist of purchase accounting amortization, stock option expense and other items the company expects to be non-recurring. The company calculates EBITDA as operating income plus depreciation (estimated to be approximately $20 million in 2005) and amortization (estimated to be approximately $5 million in 2005.) Pegasus' estimate of free cash flow is based on anticipated EBITDA less estimated capital expenditures and cash paid for income taxes and interest (estimated to be approximately $3 million to $4 million in 2005.)

CONFERENCE  CALL
----------------
Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the webcast, go to www.pegs.com and click "Investor." The online archive of the webcast will be
   ------------
available  two  hours  after  the  call  for  30  days.

ABOUT  PEGASUS  SOLUTIONS,  INC.
--------------------------------
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a global leader in providing technology and services to hotels and travel distributors. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 60,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's representation services, including Utell by Pegasus and Unirez by Pegasus, are used by nearly 8,000 member hotels in 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 17 offices in 12 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.
       ------------


Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services, the level of product and price competition from existing and new competitors, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's Annual Report on Form 10-K for the year ended December 31, 2003.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call webcast. To access the webcast, go to www.pegs.com and click "Investor."
                  ------------

The company believes that presentation of non-GAAP financial measures such as cash earnings per share, EBITDA and free cash flow is useful because it allows investors and the company to evaluate and compare the company's core cash-based operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP in the United States. In addition, Pegasus' calculation of cash earning per share, EBITDA and free cash flow is not necessarily comparable to similarly titled measures reported by other companies.
                                      # # #

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